Exhibit 99.1
Executive Retention Agreement
(Chief Executive Officer)
          This Executive Retention Agreement (“Agreement”) is entered into as of August 27, 2008, by and between IKON Office Solutions, Inc. (the “Company”), and Matthew J. Espe (“Executive”) (together, the “Parties”).
          A. The Company and Executive previously entered into the employment agreement attached hereto as Exhibit A-1 (as amended prior to the date hereof, the “Employment Agreement”). Capitalized terms used and not defined herein have the meanings specified in the Employment Agreement.
          B. Simultaneously herewith, the Company is entering into an Agreement and Plan of Merger by and among Ricoh Company, Ltd. (“Parent”), Keystone Acquisition, Inc. (“Sub”), and the Company, dated the date hereof (the “Merger Agreement”), providing for the Parent’s acquisition of the Company through the merger of Sub with and into the Company (such merger, the “Merger” and the consummation thereof, the “Closing”).
          C. Parent wishes to retain Executive following the Closing and to continue to benefit from his services. Accordingly, as a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Company enter into this Agreement, which relates to Executive’s entitlement to certain payments and benefits following the Closing of the Merger and which will be void and of no further force or effect in the event that the Closing does not occur.
          D. The Employment Agreement provides that Executive may be entitled to receive certain cash severance benefits (including severance of base and bonus, retirement plan contribution and pro-rata bonus) in the event of a termination of Executive’s employment without Cause or by Constructive Termination following a Change in Control or Potential Change in Control under Section 8(f) thereof (such benefits “Cash CIC Benefits”), and the Closing will constitute a Change in Control for purposes of the Employment Agreement.
          E. At the request of Parent, the Company is prepared to offer Executive the Retention Payments (as defined in Article I below) as described in this Agreement in lieu of the Cash CIC Benefits, on the terms and conditions set forth herein, in return for Executive’s continued employment after the Merger, and subject to the other terms and conditions hereof.
          F. Executive wishes to accept the Retention Payments in lieu of the Cash CIC Benefits, and to agree to the other terms and conditions hereof.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

ARTICLE I
Retention Incentive Payments
          (a) Contingent upon the Closing and the Executive signing a general release of claims against the Company and its affiliates (in the form attached as Exhibit C) covering the period through the Closing, during the twenty-four month period commencing on Closing (the “Retention Period”), Executive shall receive retention payments on the dates and in the amounts specified in Exhibit B (each such payment, a “Retention Payment”) so long as, as of the date on which the relevant Retention Payment is to be made Executive is an employee of the Company, or his employment has terminated as provided in Article II below. For the avoidance of doubt, except as provided in Article II below, Executive shall not be entitled to any pro-rata payments for any partial periods of employment. Furthermore, to the extent that the pro rata annual stub bonus is reflected in the Retention Payments, in no event shall Executive be entitled to a regular bonus for such period.
          (b) At the end of the Retention Period, unless the parties agree otherwise in writing, the Executive’s employment shall terminate and he shall receive all accrued amounts through such date and a pro rata portion of any annual bonus and long term incentive plan amounts at target based on the period he worked during the measuring cycle. In addition, Executive shall be entitled to welfare benefits as provided under Section 8(f) of the Employment Agreement commencing on termination of employment for any reason whatsoever.
ARTICLE II
Acceleration; Termination After the Retention Period
          (a) If during the Retention Period Executive’s employment is terminated due to his death or Disability (as defined in the Employment Agreement), or by the Company without Cause, or the Executive terminates his employment for Constructive Termination Without Cause (as those terms are defined in the Employment Agreement, as modified by Exhibit A-2), (a) any Retention Payments that remain unpaid upon the date of such termination will be accelerated and paid within sixty (60) days after such termination, and (b) Executive will remain eligible for continued participation in the welfare benefit plans as provided under Section 8(f) of the Employment Agreement (which continued participation shall commence upon Executive’s termination of employment with the Company). Notwithstanding the foregoing, if said termination occurs during 2008, the amount of the payments that without this Agreement would have been paid in 2008 shall be paid in 2008 and the remainder in January 2009.
          (b) If during the Retention Period Executive’s employment is terminated due to his death or Disability, by the Company without Cause, or the Executive terminates his employment for Constructive Termination Without Cause (as those terms are defined by the Employment Agreement as modified by Exhibit A-2), and provided that Executive (or his estate or his beneficiaries as the case may be) has signed a general release of claims against the Company and its affiliates (the form of which is attached as Exhibit C), and any applicable revocation period for such release has expired, Executive shall receive on the sixtieth (60th) day after such termination all amounts of base salary, annual bonus and long term incentive plan amounts at target that would be due to him if he had continued to be employed through the end of the Retention Period, including, without limitation, a pro rata portion of any annual bonus or long term incentive arrangement at target (and if the target annual bonus or target long term incentive arrangement has not been set, it shall be deemed to be equal to the last prior set bonus or arrangement, as the case may be).
          (c) With regard to any amounts subject to Internal Revenue Code Section 409A (“Section 409A”) that is deferred compensation thereunder, no amounts shall be paid on a termination of employment that is also not a “separation from service” (within the meaning of Section 409A).
ARTICLE III
Certain Acknowledgements; Waivers and Amendments
          (a) In consideration of the Company’s execution of this Agreement, and its willingness to make available the Retention Payments in accordance with Article I hereof, Executive hereby:
                    (1) waives all rights, claims, or interests to or in the Cash CIC Benefits under or arising out of Section 8(f) (Termination without Cause Following a Change in Control or Potential Change in Control) of the Employment Agreement, other than the welfare benefit plan continuation;
                    (2) agrees to amend the definition of “Constructive Termination Without Cause” in the Employment Agreement for all purposes hereof and thereof, as set forth in Exhibit A-2;
                    (3) agrees to be bound to the non-competition covenants set forth in Section 11(c) (Non-Competition) of the Employment Agreement if Executive receives the full Retention Payments (whether through acceleration pursuant to Article II hereof or otherwise in accordance herewith);
                    (4) agrees that no event occurring prior to, on, or after the date hereof in connection with discussions or negotiations concerning this Agreement or the Merger Agreement, the execution hereof or thereof, or any act of the Company in accordance with the terms hereof or thereof (except as provided in Exhibit A-2) shall constitute grounds for Constructive Termination Without Cause; and
                    (5) acknowledges and agrees that (i) he is entitled to no payments or benefits with respect to Company stock options and other equity-based awards, except as provided in the Merger Agreement (under which the parties acknowledge that all equity shall be fully vested and cashed out at

Closing), and (ii) from and after the Closing, he shall have no right to acquire the stock of Company or any successor pursuant to or in connection with any stock option or equity-based award program that Executive participates in as of Closing, or has participated in at any time prior to Closing.
          (b) The parties agree that in lieu of equity grants at or after Closing, the Company shall provide for the Retention Period long term incentive opportunities or other compensation to Executive that is substantially comparable on an annual basis to that of the equity Executive had been receiving prior to the Closing. There will be no obligation of the Executive to maintain any minimum equity interest in the Company.
          (c) The parties acknowledge and agree that as modified herein the Employment Agreement shall remain in full force and effect.
ARTICLE IV
Certain Reduction of Severance Payments
     The payments hereunder shall supersede any severance payment of any kind Executive would be entitled to as a result of any termination during the Retention Period.
ARTICLE V
General Provisions
          SECTION 5.1 Taxes.
          (a) Notwithstanding any other provision of this Agreement (or, to the extent applicable, under the Employment Agreement) whatsoever, the Company shall, after consulting with and securing the approval of Executive, prior to the end of 2008, amend the Employment Agreement and this Agreement as necessary to comply with, and to provide for, the application and effects of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (relating to deferred compensation arrangements) and any related regulatory or administrative guidance issued by the Internal Revenue Service such that the severance and other benefits provided under this Agreement (or, to the extent applicable, under the Employment Agreement) shall not trigger the additional tax, interest, and any related penalties imposed by Section 409A(l)(B) of the Code. In no event will any payment of amounts subject to Code Section 409A be made under the Agreement or the Employment Agreement in a manner inconsistent with the requirements of the transition relief provided under IRS Notice 2007-86.
          (b) The Company shall delay the payment or provision of any amounts or benefits available under this Agreement (or, to the extent applicable, under the Employment Agreement) as required to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies) and in such event, any such amount or benefit to which Executive would otherwise be entitled during the six (6) month period immediately following his termination of employment shall instead be accumulated through and paid or provided on the first business day following the expiration of such six (6) month period, or if earlier, the date of his death with interest at “prime rate” as published in the Wall Street Journal on the date the payments would have been made without the aforesaid delay.
          (c) The continued benefits provided under this Agreement (or, to the extent applicable, under the Employment Agreement) that are taxable benefits (and that are not disability pay or death benefit plans within the meaning of Code Section 409A) are intended to comply, to the maximum extent possible, with the exception to Code Section 409A set forth in Section 1.409A-1(b)(9)(v) of the Treasury regulations. To the extent that any such benefits either do not qualify for that exception, or are provided beyond the applicable time periods set forth in Section 1.409A-1(b)(9)(v) of the Treasury regulations, then they shall be subject to the following additional rules: (i) the amount of in-kind benefits or reimbursement provided, during any calendar year shall not affect the amount of in-kind benefits to be provided, during any other calendar year; (ii) the right to in-kind benefits or reimbursement shall not be subject to liquidation or exchange for another benefit; and (iii) all reimbursements of expenses incurred by Executive shall be paid by the end of the calendar year following the calendar year in which such expense is incurred, and any gross-up shall be paid by the end of the calendar year next following the calendar year in which the tax is paid.
          (d) If any amounts are paid as installments, each installment shall be treated as a separate payment.
          (e) If an amount is to be paid within a specific period, the date of such payments shall be determined solely by the Company.
          SECTION 5.2 Waivers and Amendments. This Agreement may not be waived, amended, or supplemented, in whole or in part, except by a written instrument, expressly referring to this Agreement and the specific provisions to be waived, amended or supplemented, and signed by each of the Parties, as well as by the Parent for so long as Parent is a third party beneficiary hereof under Section 5.6. Without limitation, (i) the failure or delay on the part of Company or Executive to exercise any right or remedy, power or privilege hereunder shall not operate as a waiver thereof and (ii) a written waiver of a right, remedy, power or privilege shall not operate as a waiver of any other right, remedy, power or privilege on any other or future occasion.
          SECTION 5.3 Entire Agreement. This Agreement, together with the Employment Agreement, constitutes the entire agreement of the Parties with respect to its subject matter, and supersedes all prior and contemporaneous understandings and agreements with respect thereto. Except as amended by this Agreement, and except insofar as the Employment Agreement provides for participation by Executive in stock option or other equity incentive programs, the Employment Agreement remains in full force and effect without modification including, without limitation, the provisions in the Employment Agreement providing for a gross-up payment to the Executive in the event of the imposition of an excise tax under Code Section 4999. In the event of conflict between this Agreement and the Existing Agreement, the terms of this Agreement shall prevail.
          SECTION 5.4 Severability. Each provision of this Agreement, including any release executed pursuant hereto or as a condition to a Retention Payment hereunder, shall be viewed as separate and distinct, and in the event that any such provision shall be deemed by an arbitrator or a court of competent jurisdiction to be invalid or unenforceable, in whole or part, the court or arbitrator finding such invalidity or unenforceability shall modify this Agreement to give as much effect as possible, under applicable law, to the remaining provisions and to the intent of the Parties. Any provision which cannot be so modified shall be deleted and the remaining provisions hereof shall remain in full force and effect.
          SECTION 5.5 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein. Neither this Agreement nor any of the rights or duties of Executive hereunder, may be transferred or assigned by Executive.
          SECTION 5.6 Third-Party Beneficiaries. Each Party hereby agrees that Parent is an intended third party beneficiary of this Agreement and shall be entitled to enforce the terms hereof to the same extent as either Party hereto, provided, however, that such third party beneficiary status of Parent shall be irrevocably terminate, and Parent shall no longer be entitled to any rights hereunder, upon any termination of the Merger Agreement prior to the Closing of the Merger. Other than as set forth in this paragraph, nothing shall be construed to confer upon or give to any person or entity any rights or remedies under or by reason of this Agreement. Upon any termination of the Merger Agreement prior to the Closing of the Merger, this Agreement shall be of no further force or effect except Section 5.10 hereof.
          SECTION 5.7 Governing Law. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Pennsylvania without regard to its or any other jurisdiction’s conflicts of laws principles.
          SECTION 5.8 Construction of Agreement. This Agreement has been negotiated by sophisticated parties and each Party has cooperated in the drafting and preparation of this Agreement. Executive represents and warrants that Executive has carefully read this Agreement, that this Agreement has been fully explained to Executive by Executive’s attorney, that Executive fully understands its final and binding effect, and understands that Executive is waiving certain rights and entitlements under the Existing Agreement. Executive further acknowledges and agrees that the only promise and commitments made to Executive are those stated above in this Agreement, and that Executive is signing this Agreement voluntarily. No provisions of this Agreement shall be construed against either Party by reason of the source of drafting, but rather all terms contained herein shall be construed to give effect, to the fullest extent possible, to the express terms and intent of the Parties.

          SECTION 5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.
          SECTION 5.10 Legal Fees. The Company shall pay or reimburse Executive’s reasonable legal fees in connection with the negotiation and review of this Agreement and, to the extent taxable to Executive gross-up such amount so that Executive shall have no after-tax cost for such payment or gross-up. Such amounts shall be paid promptly after submission of invoices.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

IKON OFFICE SOLUTIONS, INC.:		EXECUTIVE:

By:	/s/ Thomas R. Gibson	/s/ Matthew J. Espe

	Name: Thomas R. Gibson Title: Lead Independent Director	Matthew J. Espe

Exhibit A-1: Employment Agreement

          Exhibit A-2
          “Constructive Termination Without Cause” shall mean a termination by the Executive of his employment hereunder based on any of the following events (to which the Executive has not prior thereto consented in writing), provided that Executive gives written notice to the Company within 90 days following the occurrence of the event (such notice to specify that it is a notice hereunder and to set forth, in reasonable detail, all grounds for such termination), unless the Company shall have fully cured all grounds for such termination within 30 days after the Executive gives notice thereof:
          (i) any reduction in his then current Base Salary or in his target or maximum annual cash bonus opportunity as a percentage of Base Salary;
          (ii) any failure to timely grant, or timely honor, any long-term incentive award;
          (iii) any breach of any of the Company’s material obligations in this Agreement or the Employment Agreement;
          (iv) any failure to appoint, elect or reelect him to any of the positions described in the Agreement; the removal of him from any such position; or any change in the reporting structure so that he reports to someone other than the Board or Chairman and CEO of Ricoh Americas Corporation, Mr. Yoshida or a person in a similar position of seniority at Ricoh Japan;
          (v) any relocation of Executive’s office as assigned to him by the Company to a location more than 50 miles from Malvern, Pennsylvania; and
          (vi) a reduction in the Executive’s responsibilities as to the areas of the business he oversees immediately prior to Closing, such that he remains responsible for less than 50% of those areas of the business (based on function, budget or headcount).
     The Executive’s termination shall not be considered to be a Constructive Termination Without Cause unless it occurs no more than one hundred and twenty (120) days following the initial occurrence of the purported condition described above.

          Exhibit B
          Retention Payment Schedule:

RETENTION PAYMENT
PAYMENT DATE	AMOUNT
6 month anniversary of Closing	$1,294,560 (15% of aggregate amount)

12 month anniversary of Closing	$1,726,080 (20% of aggregate amount)

18 month anniversary of Closing	$2,157,600 (25% of aggregate amount)

24 month anniversary of Closing	$3,452,160 (40% of aggregate amount)

          Exhibit C
          Form of Release
          Capitalized terms used and not defined herein have the meanings specified in the Employment Agreement and the Retention Agreement.
          1. Execution of, and compliance with, this Release (the “Release”) will not be considered an admission by any Party of any liability whatsoever or as an admission of any violation of the rights of any person.
          2. Executive (referred to herein as “you”) hereby irrevocably and unconditionally release, forever discharge, indemnify and hold harmless the Released Parties (as defined below) from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which you have or may have currently or in the future or may have had in the past against the Released Parties or any of them for any action arising out of your employment with, or investment in, including any claims under your Employment Agreement. This release covers all claims of any kind including, without limitation, any claims arising under federal, state, or local law, regulation or ordinance, or any common law theory of recovery (the “Released Claims”). The Released Claims specifically include, without limitation, claims of employment discrimination, wrongful discharge, breach of fiduciary duty, and securities fraud. This release shall run to and be for the benefit of the Company and each of its present or former subsidiaries, division, parents, successors, assigns, predecessors, related entities or affiliates, and the officers, directors, employees or agents of any of them (collectively, “Released Parties”). This release shall run to and be binding upon you and your heirs and assigns. The release does not cover claims that may arise after the execution of this Release and the seven (7) day calendar period set forth herein or the matters in Section 4 below. You acknowledge and agree that the release set forth in this paragraph is an essential and material term of this Release and that without such release, no agreement would have been reached by the parties.
          3. After the termination of your employment with the Company, you agree to attend meetings, give testimony and otherwise reasonably cooperate with the Company as reasonably requested by the Company (and to not provide any of these services on behalf of any parties with any adverse interest to the Company without the prior approval of the Company) regarding any litigation, arbitration, administrative proceedings, investigations or other matters of a similar nature involving the Company that relates to your employment period. If you are subpoenaed or otherwise contacted by any party regarding any such matter, you will immediately notify the General Counsel of the Company. Any changes to your address should be communicated promptly to Company headquarters. The Company shall provide reimbursement for reasonable expenses associated with this provision. As you are aware, sometimes the timing of legal or administrative proceedings cannot be controlled; however, we will make all reasonable efforts to minimize the potential for interference with future employment considerations. Nothing in this paragraph should be construed as altering or limiting the provisions of Section 11 of your Employment Agreement, which provisions will remain in full force and effect.
          4. You understand and acknowledge that the Age Discrimination in Employment Act of 1967, as amended, provides employees age 40 or older with the right to bring a claim against the Company if an employee believes that he/she has been discriminated against on the basis of age. You understand the rights afforded under the Act and agree that you irrevocably and unconditionally release, forever discharge, indemnify and hold harmless from all claims or actions you have or may have currently or in the future or may have had in the past against any Released Party based upon any alleged violation of the Age Discrimination in Employment Act arising prior to the date this Agreement is executed by you. You specifically waive the right to assert a claim for relief available under this Act, including but not limited to, back pay, attorneys’ fees, damages, reinstatement or injunctive relief.
          5. This Release does not waive your rights to the following: (a) earned but unpaid Base Salary, earned but unused vacation, (b) rights to unreimbursed business expenses, (c) rights under benefit plans in accordance with their terms, (d) rights to equity and bonus arrangements, (e) rights to indemnification, advancement of legal fees and directors’ and officers’ liability insurance and (f) rights under the Employment Agreement and the Retention Agreement. Notwithstanding the foregoing, you acknowledge and agree that (i) you are entitled to no payments or benefits with respect to Company stock options and other equity- based awards, except as provided in the Merger Agreement (which the parties acknowledge require full payment at Closing of all such amounts), and (ii) from and after the Closing, you shall have no right to acquire the stock of Company or any successor pursuant to or in connection with any stock option or equity-based award program that Executive participates in as of Closing, or has participated in at any time prior to Closing.
          6. The Company advises you to consult with an attorney prior to executing this Release and you represent that you have had the opportunity to do so. You also have been advised that you have a period of up to twenty-one (21) days to consider this Release and its meaning and effect and the signed Release must be returned to and received by the Company on or before 5:00 p.m. on the business day following the end of this twenty-one (21) day period for you to receive the consideration set forth in this Release. You are free to accept this offer at any time within this 21 day period but only if your decision to shorten this consideration period is knowing and voluntary and was not induced in any way by Company. You and the Company agree that the Release shall not become effective or enforceable until seven (7) calendar days after it is executed by you and that during that seven (7) calendar day period, you may revoke this Release. You agree to deliver any such revocation in writing to the General Counsel of the Company within seven (7) calendar days of your execution of this Release.
          7. You agree during the term of your employment (other than in the good faith performance of your duties) and for five years thereafter to refrain from any publication, oral or written, of a defamatory, disparaging or otherwise derogatory nature pertaining to any Released Party. The Company agrees that during the term of your employment and for five years thereafter it, the Parent and their affiliates will refrain from any publication, oral or written, of a defamatory, disparaging or otherwise derogatory nature pertaining to you. The foregoing shall not be violated by truthful testimony or statements in any legal proceedings or governmental inquiry or by truthful statements made to rebut any statement made by the other party or its affiliate.
          8. Both parties agree that if any provision of this Release is declared to be unenforceable by a law of competent jurisdiction, the remaining terms and conditions shall not be affected and will remain in full force and effect.
          9. This Release reflects the entire agreement between the parties with respect to the matters covered hereunder. The terms of this Release may only be amended in a writing signed by both parties. For the Company, any writing must be signed a corporate officer.
          10. This Release shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. All disputes under this Release will be handled pursuant to the dispute resolution procedures set forth in Section 14 of the Employment Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Release, this ___day of                     , 2008.

IKON Office Solutions, Inc.
By

Executive

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